Exhibit 23.4

September 29, 2017 Mr. Danny Llorente Chief Lending Officer Korth Direct Mortgage, LLC 2937 SW 27 Avenue, #307 Miami, FL 33133 Re:  Letter of Consent Dear Mr. Llorente, I herby consent to the use of this appraisal in this Registration Statement on Form S-1 (No. 333-219895) of the firm “Appraisal Research Center” under the caption “Review Appraiser” in such registration statement of Korth Direct Mortgage, LLC.  Respectfully Yours, Lee Smalley State Certified General Real Estate Appraiser No. RZ 2727 8100 SW 81st Drive, Suite 278 Miami, FL 33143 Office (305)273-6540   Fax (305)273-6542